Exhibit 99.1

Advent Technologies Announces the Appointment of Dr. Nora Gourdoupi to its Board of Directors

Boston July 22, 2022 – Advent Technologies Holdings, Inc. (NASDAQ:  ADN) (“Advent” or the “Company”), an innovation-driven leader in the fuel cell and hydrogen technology space, proudly announces that Dr. Panoraia ‘Nora’ Gourdoupi has agreed to join its board of directors.

Dr. Gourdoupi is Advent’s Senior Vice President of Corporate Business Developments and has been with Advent since its beginning, joining the Company in 2006 as a Senior Scientist. She is intimately involved in both developing the polymers which form the heart of the Company’s MEA and fuel cell products, as well as acting as a vital liaison to both government and industry partners. Dr. Gourdoupi holds a Bachelor of Sciences in Chemistry and a PhD from the University of Patras, specializing in the synthesis and characterization of polymers for fuel cell applications. She is co-inventor of eighteen patents in the field.

“Without Nora’s innovation and dedication to our technology, we would not have a best in class MEA powering a portfolio of fuel cell products poised to revolutionize how energy is created,” said Dr. Vasilis Gregoriou, Advent’s Chief Executive Officer and Chairman.  “Without her tireless advocacy and diligence in working with the European Commission over the past eighteen months, Advent would not have received the approval and ratification of Green HiPo, a colossal project which will transform the Company and ensure that Advent is positioned among the world leaders in green energy technology.  I welcome her to the board.”

“My entire professional career has been dedicated to developing efficient, cost-effective fuel cells to create clean energy,” said Dr. Gourdoupi. “From my start at the Company more than fifteen years ago as a Senior Scientist to now as I join its board of directors, I have always known that Advent’s best in class technology and world class team will power the green energy revolution. With the Green HiPo project approved and ratified, the widespread adoption of fuel cells as a truly viable fossil fuel alternative is closer than ever.”

Dr. Gourdoupi will assume the remainder of Dr. Christos Kaskavelis’ Class III term as director.  Dr. Kaskavelis resigned from the Advent board on July 19, 2022.  He will remain with the Company as its Chief Marketing Officer.  Dr. Kaskavelis stated “With Nora shepherding the approval and ratification of Green HiPo, I am thrilled that she will now join our board of directors. I have known Nora for many years and cannot imagine any other potential board member who could combine her scientific acumen with her proven dedication to the Company. I look forward to focusing completely on my role as an executive at Advent, and I welcome the opportunity to assist Nora in any way possible as she joins the board.”

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles complete fuel cell systems as well as supplying customers with critical components for fuel cells in the renewable energy sector.  Advent is headquartered in Boston, Massachusetts, with offices in California, Greece, Denmark, Germany, and the Philippines.  With more than 150 patents issued, pending, and licensed for fuel cell technology, Advent holds the IP for next-generation HT-PEM that enables various fuels to function at high temperatures and under extreme conditions – offering a flexible “Any Fuel. Anywhere.” option for the automotive, aviation, defense, oil and gas, marine, and power generation sectors.  For more information, visit www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance Advent’s corporate reputation and brand; expectations concerning its relationships and actions with technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in Advent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022, as well as the other information filed with the SEC. Investors are cautioned not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Advent’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. Advent’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Michael Trontzos
Advent Technologies Holdings, Inc.
press@advent.energy